lATA STANDARD GROUND HANDLING AGREEMENT

STANDARD GROUND HANDLING AGREEMENT-SIMPLIFIED PROCEDURE
Annex B.. -Location(s), Agreed Services and Charges

to the Standard Ground Handling Agreement (SGHA) of April 1998

between:	Baltia Airlines Inc.
having its principal office at:	Baltia Air Lines, Inc. JFK Int'l Airport Building 151, Room 306 Jamaica, New York, 11430
and {hereinafter referred to as "the Carrier")
and	F&E Aircraft Maintenance (Miami), L.L.C.
having its principal office at:	657 South Drive Suite 306 Miami Springs, FL 33166
and {hereinafter referred to as "the Handling Company")
effective from:	May 15,2015
This Annex B for the locations: is valid from: and replaces:	JFK May 15, 2014 NIL

PREAMBLE:

This Annex B is prepared in accordance with the simplified procedure whereby the Parties agree that the terms of the Main Agreement and Annex A of the SGHA of April 1998 as published by the International Air Transport Association shall apply as if such terms were repeated herein full. By signing this Annex B, the Parties confirm that they are familiar with the aforementioned Main Agreement and Annex A.

PARAGRAPH 1.      HANDLING CHARGES

1.1       F&E Aircraft Maintenance agrees to provide licensed, Airframe & Powerplant mechanics to Baltia Air. The rate for this service is $60.00 per Man-hour for A&P/Avionics and $85.00 per Man-hour for sheet-metal with a four hour minimum per mechanic. There will be no additional charges for work performed on nights and weekends; however, holiday rates at time and a half will apply for the following days: Christmas Day, New Years Day, Independence Day, Memorial Day, Labor Day, and Thanksgiving Day. F & E Aircraft Maintenance assumes no ground handling responsibilities.

PARAGRAPH 2.      ADDITIONAL-CHARGES

2.1.1       All services not included in Paragraph 1 of this Annex will be charged for at current local rates. Carrier will be invoiced an additional 5.263% of invoice total for Port Authority of New York and New Jersey.

PARAGRAPH 3.      DISBURSEMENTS

3.1       Any disbursements made by the Handling Company on behalf of the Carrier \\~ll be reimbursed by the Carrier at cost price plus an accounting surcharge of 15%.

PARAGRAPH 4.      LIMIT OF LIABILITY

4.1       The limit of liability referred to in Sub-Article 8.5 of the Main Agreement shall be as follows:

Aircraft Type	Limit (per incident)
B747	$1,000,000.00 U.S.D.

PARAGRAPH 5. SETTLEMENT

5.1       Settlement of account shall be effected via company check and the terms are net 30 days.

Signed the _May 16__, 2014 At _WIllow Run Airport MI___ For and on behalf of Baltia Air Lines Inc. By: ___/signed/____ Print Name: _Igor Dmitrowsky_	Signed the _16 May_ 2014 at Miami, FL For and on behalf of F&E Aircraft Maintenance (Miami), LLC By: ___/signed/____ Guy Tucker, CFO